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                                THE USCMC - USCC

                              PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

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
ARTICLE I FORMATION OF THE GENERAL PARTNERSHIP....................................................................1

   1.01.    FORMATION.............................................................................................1
   1.02.    NAME OF PARTNERSHIP...................................................................................1
   1.03.    PURPOSE OF PARTNERSHIP................................................................................1
   1.04.    PRINCIPAL PLACE OF BUSINESS...........................................................................2
   1.05.    TERM OF PARTNERSHIP...................................................................................2
   1.06.    STATEMENT OF PARTNERSHIP..............................................................................2
   1.07.    FICTITIOUS BUSINESS NAME STATEMENT....................................................................2

ARTICLE II ACCOUNTING FOR THE PARTNERSHIP.........................................................................3

   2.01.    FISCAL YEAR...........................................................................................3
   2.02.    METHOD OF ACCOUNTING..................................................................................3
   2.03.    ANNUAL STATEMENTS.....................................................................................3
   2.04.    ACCESS TO ACCOUNTING RECORDS..........................................................................3
   2.05.    INCOME TAX INFORMATION................................................................................3

ARTICLE III CAPITAL CONTRIBUTIONS.................................................................................4

   3.01.    INITIAL CAPITAL CONTRIBUTIONS.........................................................................4
   3.02.    ADDITIONAL CAPITAL CONTRIBUTIONS......................................................................4
   3.03.    DEFAULT OF PARTNER IN MAKING REQUIRED ADDITIONAL CAPITAL CONTRIBUTIONS................................4
   3.04.    WITHDRAWALS OF CAPITAL................................................................................6
   3.05.    LOANS.................................................................................................6
   3.06.    CAPITAL ACCOUNTS......................................................................................6
   3.07.    PROFIT ACCOUNTS.......................................................................................6

ARTICLE IV PROFITS OR LOSSES......................................................................................7

   4.01.    DETERMINATION.........................................................................................7
   4.02.    ALLOCATION OF NET PROFITS AND LOSSES..................................................................7
   4.03.    DISTRIBUTIONS.........................................................................................7

ARTICLE V MANAGEMENT OF PARTNERSHIP AFFAIRS; DUTIES OF PARTNERS...................................................8

   5.01.    MANAGEMENT BY MANAGING GENERAL PARTNER................................................................8
   5.02.    TIME DEVOTED BY PARTNERS..............................................................................8
   5.03.    LIMITATIONS ON A PARTNER'S POWERS.....................................................................8
   5.04.    EXCULPATORY CLAUSE....................................................................................9
   5.05.    COMPETITION WITH PARTNERSHIP PERMITTED................................................................9
   5.06.    COMPENSATION OF GENERAL PARTNERS......................................................................9
   5.07.    DUTIES AND RESPONSIBILITIES OF USCC...................................................................9
   5.08.    DUTIES AND RESPONSIBILITIES OF USCMC.................................................................10
   5.09.    LOAN TO PARTNERSHIP BY USCC..........................................................................10


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ARTICLE VI SALE OF A PARTNERSHIP INTEREST........................................................................12

   6.01.    TYPES OF TRANSFERS...................................................................................12
   6.02.    SALE TO OUTSIDER.....................................................................................12
   6.03.    EFFECT OF TRANSFER OF A PARTNER'S INTEREST...........................................................13
   6.04.    NO ASSIGNMENT OR HYPOTHECATION.......................................................................13

ARTICLE VII DISPOSITION OF A PARTNERSHIP INTEREST UPON DEATH, MARITAL SEPARATION OR DISSOLUTION OF MARRIAGE OF A
PARTNER..........................................................................................................14


ARTICLE VIII INSOLVENCY OR BANKRUPTCY OF A PARTNER...............................................................14

   8.01.    PRIVATE DEBTS........................................................................................14
   8.02.    JUDGMENT CREDITORS...................................................................................14
   8.03.    BANKRUPTCY FILING....................................................................................15

ARTICLE IX DISSOLUTION AND TERMINATION OF THE PARTNERSHIP........................................................15

   9.01.    EVENTS THAT DO NOT CAUSE DISSOLUTION.................................................................15
   9.02.    VOLUNTARY DISSOLUTION................................................................................15
   9.03.    WINDING UP THE PARTNERSHIP...........................................................................15
   9.04.    PROFITS, LOSSES, APPLICATION OF PROCEEDS.............................................................16
   9.05.    GAINS AND LOSSES ON LIQUIDATION, DISTRIBUTION IN KIND................................................16
   9.06.    CAPITAL ACCOUNT DEBIT BALANCES.......................................................................16
   9.07.    DISTRIBUTION IN KIND.................................................................................16
   9.08.    FILING AND RECORDING STATEMENT OF DISSOLUTION........................................................16

ARTICLE X EXPRESS WAIVER OF PARTITION RIGHTS.....................................................................17


ARTICLE XI MISCELLANEOUS.........................................................................................17

   11.01.   NOTICES..............................................................................................17
   11.02.   FURTHER ASSURANCES...................................................................................17
   11.03.   SEVERABILITY.........................................................................................17
   11.04.   ENTIRE AGREEMENT.....................................................................................17
   11.05.   PARTIAL INVALIDITY...................................................................................18
   11.06.   CONSTRUCTION.........................................................................................18
   11.07.   GOVERNING LAW........................................................................................18
   11.08.   SPECIFIC PERFORMANCE.................................................................................18
   11.09.   ATTORNEYS' FEES......................................................................................18
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                                  USCMC - USCC

                              PARTNERSHIP AGREEMENT


         This USCMC-USCC Partnership Agreement (the "Agreement") is made and effective as of April __, 2000 by and among US Cancer Care, Inc., a Delaware corporation ("USCC"), and US Cancer Management Corporation, a Delaware corporation ("USCMC"), both as General Partners, referred to individually herein as "Partner" and referred to collectively herein as the "Partners".

                                   ARTICLE I
                      FORMATION OF THE GENERAL PARTNERSHIP

                  1.01. Formation.

                  The partners agree to form a General Partnership (the "Partnership") pursuant to the provisions of the California Uniform Partnership Act.

                  1.02. Name of Partnership.

                  The name of the Partnership shall be USCMC-USCC PARTNERSHIP, and the business of the Partnership shall be conducted under that name. The name of the Partnership may be changed by agreement of the Partners by filing an Amended Statement of Partnership in the office of the California Secretary of State.

                  1.03. Purpose of Partnership.

                  The purposes of the Partnership are to manage the development, building, and operations of certain cancer care centers in Northern California (including Marin County, Sonoma County, the North Bay Area, and San Jose/Santa Clara County Area) pursuant to the agreement between the Partnership and The Permanente Medical Group, Inc. ("TPMG") dated _______________, 2000, and any and all activities that are related to, incidental to, or in furtherance of those activities. In addition, in the event that TPMG desires to use an outside contractor (that is, an entity that is not owned by TPMG) to provide PET imaging services to patients, then the Partnership will seek to manage this PET imaging business by mutual agreement with TPMG. The Partnership may also engage in any other lawful business upon the unanimous agreement of all of the Partners.

                  1.04. Principal Place of Business.

                  The Partnership's principal place of business shall initially be at 700 Ygnacio Valley Road, Suite 300, Walnut Creek, California 94596. The Partners may change the principal place of business of the Partnership or maintain any other place or places of business by actions taken in accordance with the provisions of this Agreement that govern management of the Partnership's business and affairs.

                  1.05. Term of Partnership.

                  The Partnership shall commence on the effective date set forth above and shall continue until terminated by the mutual consent of the parties, or until terminated as otherwise provided herein, or until the happening of an event causing dissolution as a matter of law, whichever is the first to occur; provided, however, that this Partnership shall not terminate solely by reason of the dissolution or withdrawal of any Partner except as hereafter provided.

                  1.06. Statement of Partnership.

                  The Partners shall execute and acknowledge a Statement of Partnership pursuant to and in conformance with Section 16303 of the California Corporations Code, and will cause it (and any amendment thereto caused by a change in the Partnership membership or otherwise) to be filed in the office of the California Secretary of State. The Partners may also record said Statement of Partnership in any County in which the Partnership owns real property or any interest in real property.

                  1.07. Fictitious Business Name Statement.

                  The Partners will cause a Fictitious Business Name Statement under the California Business and Professions Code to be filed and published, and will cause any amendment thereto caused by a change in the Partnership membership or otherwise to be filed and published in the counties in which the Partnership is doing business or as otherwise desired by the Partners or required by law.



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                                   ARTICLE II
                         ACCOUNTING FOR THE PARTNERSHIP

                  2.01. Fiscal Year.

                  The fiscal year of the Partnership shall be the calendar year.

                  2.02. Method of Accounting.

                  The Partnership shall keep its accounting records and shall report for income tax purposes on the cash basis. The accounting books and records shall be maintained and the net profits or net losses of the Partnership shall be determined in accordance with generally accepted accounting principles and bookkeeping practices for this type of business.

                  2.03. Annual Statements.

                  The Managing General Partner shall cause annual financial statements of the operations of the Partnership to be prepared. The annual financial statements shall include a balance sheet, statement of operations, and such supporting statements as the Managing General Partner deems relevant. In the event that USCC requires or requests that the financial statements be audited, then all costs and expenses of any such audit shall be paid by USCC.

                  2.04. Access to Accounting Records.

                  The Partnership's accounting records shall be kept at the Partnership's principal place of business. Any partner shall have reasonable access to the accounting records of the Partnership during regular business hours of the Partnership.

                  2.05. Income Tax Information.

                  The Managing General Partner shall provide to each Partner information on the Partnership's taxable income or loss and each class of income, gain, loss, or deduction that is relevant to reporting Partnership income. The information shall also show each Partner's share of each class of income, gain, loss, or deduction. This information shall be furnished to the Partners as soon as possible after the close of the Partnership's taxable year, but in no event more than ninety (90) days after the close of such taxable year.



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                                  ARTICLE III
                              CAPITAL CONTRIBUTIONS

                  3.01. Initial Capital Contributions.

                  The initial capital contributions to the Partnership by the Partners are set forth on Exhibit "A". The net fair market value, as agreed by the Partners, or the property contributed to capital by the Partners is set forth on said Exhibit "A" and that value shall represent that Partner's initial capital contribution to the Partnership.

                  3.02. Additional Capital Contributions.

                  Each of the Partners understands that additional contributions to the capital of the Partnership, although not anticipated as of the effective date hereof, may be necessary. The purpose and amount of such additional capital contributions shall be determined by a majority in interest of the Partners. Each Partner shall contribute in cash to the capital of the Partnership an amount equal to such Partner's proportionate share of the total additional capital required. Such additional contributions shall be made by the date they are required but no sooner than ten (10) days after demand therefor in writing. A majority in interest shall decide whether such subsequent contributions shall be loans by the Partners to the Partnership or additional capital contributions.

                  3.03. Default of Partner in Making Required Additional Capital
                        Contributions.

                        (a) Defaulting Partner. Each Partner shall be responsible both to the other Partner(s) and to the Partnership for such Partner's allocated and proportionate interest of such required contributions. In the event any Partner should not make the contributions required, the remaining Partner(s) or any of them may elect to advance such sums in proportion to the respective interests of the electing Partners, within twenty (20) days after the date on which such contributions are due.

                        (b) Curing Default. If such advances are additional capital contributions, then the Partner failing to make the contribution shall be personally obligated to the other Partner(s) who advanced monies on such Partner's behalf. Said obligation shall be payable in four (4) months from the date such contribution was due, together with interest from the date of the advance at the rate of twelve percent (12%)


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         per year until paid. If such advances will be obligations of the
         Partnership, then both the Partnership and the Partner failing to make the required contribution shall be jointly obligated to the other Partner(s) advancing on such Partner's behalf. Said obligation shall, regardless of the terms of payment of other advances determined by such business decision, be payable in four (4) months from the date such advance was made, together with interest from the date of the advance at the rate of twelve percent (12%) per year until paid.

                        (c) Remedies. If the partner failing to make such Partner's contribution does not satisfy the resulting obligation as provided in subsection (b), above, then, at their sole option, the advancing Partner(s) may elect either of the following remedies and upon election and execution thereof all other remedies shall cease:

                        (i) Adjust Profits Interests. The respective profit
                  interests in the Partnership shall be modified to reflect new profit percentage interests based upon the capital accounts of the parties after such accounts are adjusted by crediting the advances made by the creditor Partner(s) to their respective capital accounts. Accordingly, the profit interest of the Partner failing to make the contribution shall be reduced to the proportion which the total capital contributed by such Partner bears to the total capital contributed by all of the Partners, and it is agreed and understood that this Agreement shall be automatically amended in that event without the necessity of any further written amendment signed by any Partner, including such defaulting Partner.

                        (ii) Buy Out Defaulting Partner. The creditor Partner(s)
                  may elect to purchase the interests of the debtor Partner for and upon the price and terms as set forth in Section 7.02 of this Agreement.

                        (iii) Election of Remedies. The respective creditor
                  Partners need not elect the same remedies, but if they elect different remedies then the remedy which each selects shall apply only to the proportion of the debtor Partner's interest which the obligation owing to such Partner bears to the obligation owing by the debtor Partner to all of the creditor Partners hereunder.



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                  3.04. Withdrawals of Capital.

                  No Partner may withdraw capital from the Partnership at any time without the consent of all of the Partners.

                  3.05. Loans.

                  Except for loans made pursuant to another Partner's default as set forth in Section 3.03, above, and the loan made by USCC to the Partnership pursuant to Section 5.09, below, a Partner may only make a loan to the Partnership with the written consent of the Managing General Partner. If any Partner, with the written consent of the Managing General Partner, makes any loan to the Partnership or advances money on its behalf, the loan or advance shall not increase that Partner's capital account, entitle that Partner to any greater share of Partnership distributions, or subject that Partner to any greater proportion of Partnership losses. The amount of the loan or advance shall be a debt owed by the Partnership to that Partner, repayable on the terms and conditions and bearing interest at the rate agreed upon by that Partner and the Managing General Partner.

                  3.06. Capital Accounts.

                  An individual capital account shall be maintained for each Partner. The capital account of each Partner shall consist of the Partner's original contribution, increased by any additional contributions to capital made pursuant to this Agreement, if any, and decreased by distributions of capital to the Partner made pursuant to this Agreement that are expressly made in reduction of Partnership capital.

                  3.07. Profit Accounts.

                  An individual profit account shall be maintained for each Partner. Each Partner's initial profit account is zero. The profit account of each Partner shall be increased by the Partner's share of Partnership profits, and decreased by the Partner's share of Partnership losses, as such profits or losses are determined according to the accounting standards determined by the Managing General Partner. Each Partner's profit account shall also be reduced by withdrawals and distributions, other than distributions of capital, to such Partner.



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                                   ARTICLE IV
                                PROFITS OR LOSSES

                  4.01. Determination.

                  The Partnership's net profit or net loss shall be determined by the internal accounting staff of the Partnership that performs the Partnership's regular accounting and bookkeeping functions, on the same basis as the Partnership's tax returns are prepared, as soon as is practicable after the close of the Partnership's fiscal year. However, in the event that any Partner disputes or disagrees with such profit or loss as so determined, and the Partners are not otherwise able to resolve the disagreement, then the net profit or net loss shall be determined by a certified public accountant approved by the Managing General Partner.

                  4.02. Allocation of Net Profits and Losses.

                  The net profits of the Partnership shall be allocated to, and any net losses suffered by the Partnership shall be borne by, the Partners in proportion to their respective Partnership interests. In addition, any capital gains or losses on sales of any Partnership assets shall be allocated to or borne by the Partners in proportion to their respective Partnership interests. The initial Partnership interest of each Partner is as set forth in this Section, and a Partner's Partnership interest may only be increased or decreased by a transfer of a Partnership interest or a transfer of a portion of a Partnership interest as provided in this Agreement.

                  General Partner              Partnership Interest
                  ---------------              --------------------
                  USCC                                  49%

                  USCMC                                 51%
                                                       ---
                           Total                       100%

                  4.03. Distributions.

                  The Partnership shall distribute to the Partners cash on hand in excess of the sum of 1) the amount equal to three (3) months normal operating expenses and a reasonable amount for expected unusual expenses, plus 2) a reasonable amount for the expected or projected future capital needs of the Partnership. Additional distributions of Partnership cash flow shall be limited to those amounts that the Managing General Partner shall from time to time determine, giving due consideration to the business needs of the Partnership. Unless otherwise unanimously agreed by all of the Partners, all cash distributions shall be made on a pro rata basis in proportion to the Partners' respective Partnership interests.

                                   ARTICLE V
              MANAGEMENT OF PARTNERSHIP AFFAIRS; DUTIES OF PARTNERS

                  5.01. Management by Managing General Partner.

                  The day to day operations of the Partnership shall be managed by the Managing General Partner. Except as otherwise expressly set forth elsewhere in this Agreement, all business decisions and other management decisions shall be made by the Managing General Partner. Unless specifically stated otherwise, any decision that allows or requires approval by the Partners shall mean approval by a majority in Partnership interests of the Partners. The Partners hereby elect USCMC as the Managing General Partner; the Managing General Partner may only be removed as Managing Partner for cause, or by the unanimous consent of all Partners.

                  5.02. Time Devoted by Partners.

                  Each Partner, including the Managing General Partner, is required to devote to the business of the Partnership the time and attention necessary to fulfil its duties and obligations hereunder as directed by the Managing General Partner.

                  5.03. Limitations on a Partner's Powers.

                  No Partner shall have the authority to do any of the following specific acts without the prior written consent or ratification of all of the other Partners.

                        (a) Do any act in contravention of this Agreement;

                        (b) Do any act which would make it impossible to carry
                  on the ordinary business of the Partnership;

                        (c) Confess a Judgment against the Partnership;

                        (d) Possess Partnership property, or assign a Partner's
                  rights in specific Partnership property, for other than a Partnership purpose;

                        (e) Amend this Partnership Agreement.



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                  5.04. Exculpatory Clause.

                  A Managing General Partner shall not be liable to the Non-Managing General Partner(s) because of any act or failure to act if the act or omission is within the scope of the authority conferred on the Managing General Partner by this Agreement or by law.

                  5.05. Competition with Partnership Permitted.

                  Each Partner, including a Managing General Partner, either individually or collectively, may participate in other business ventures of every kind, but only to the extent that those other business ventures 1) do not compete with or materially interfere with the Partnership business, 2) do not obtain patients from any geographic area in which the Partnership treats patients, or 3) and do not conflict with the obligations of that Partner under this Agreement. Neither the Partnership nor any other Partner shall have any right to any income or profit derived from any such other business venture of any Partner or Partners permitted under this Section.

                  5.06. Compensation of General Partners.

                  In the discretion of the Managing General Partner, any Partner may be paid a reasonable salary or reasonable compensation for services performed on behalf of the Partnership, which compensation shall not affect such Partner's capital account, profit account, or Partnership interest.

                  5.07. Duties and Responsibilities of USCC.

                  The specific duties and responsibilities of USCC, as currently anticipated by the Partners, shall be as follows:

                        (a) To provide a loan to the Partnership, as more fully
                  set forth in Section 5.09, below;

                        (b) To provide Physics support during the planning stage
                  of the contemplated cancer care centers, to and through the completion of the centers, and to provide engineering support at USCC's cost (without mark-up) in the operation stage of the centers;

                        (c) To provide ROSCOE and IS support to and for the
                  benefit of the centers throughout the term of this Agreement;

                        (d) To assist in recruiting qualified physicians and
                  staff personnel for the continuing operations of the centers throughout the term of this Agreement, and to assist in other areas of the operations of the centers as appropriate or necessary; and

                        (e) To provide or obtain from a third party capital
                  financing as necessary for the development, building and construction of the contemplated cancer centers.

                  5.08. Duties and Responsibilities of USCMC.

                  The specific duties and responsibilities of USCMC, as the currently anticipated by the Partners, shall be as follows:

                        (a) To plan and oversee the building of the centers and
                  facilities, in coordination with Kaiser;

                        (b) To arrange for the acquisition and installation of
                  medical and other equipment for the initial operations of the centers, and to procure additional equipment and modalities as necessary or appropriate;

                        (c) To recruit and hire qualified physicians and staff
                  personnel for the centers, as assisted by USCC at USCMC's cost without mark up;

                        (d) To manage the day-to-day operations of the
                  Partnership business, as the Managing Partner, including managing the billing and invoicing operations of the Partnership and of the centers, at USCMC's cost without mark up; and

                        (e) To acquire or otherwise procure the use of both the
                  facility and equipment for each cancer center under the agreement between the Partnership and TPMG. USCMC is discussing with TPMG the financing for or other funding of such acquisitions through TPMG. However, if USCMC requires other capital financing for such acquisitions, USCC will provide such financing.

                  5.09. Loan to Partnership by USCC.

                  For the first twelve (12) months of the Partnership's operations, commencing on ________, 2000, USCC shall loan to the Partnership the sum of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) per month, payable on the first day of each month. For the second twelve (12) months of the Partnership's operations, USCC shall loan to the

Partnership the sum of Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33) per month, payable on the first day of each month. Accordingly, by the end of the second year of the Partnership's operations, USCC shall have loaned to the Partnership the total sum of Three Hundred Thousand Dollars ($300,000.00).

                  USCC shall be in default under this Agreement if any payment due under this loan is not paid within ten (10) days after its due date, or if USCC fails to perform any of its other obligations hereunder within ten (10) days of the date the obligation is to be performed. USCC shall have twenty (20) days to cure such a default. If USCC is in default under paragraph 5.07(a) (pertaining to this loan) or under paragraph 5.07(e) (pertaining to capital financing) only, and such default has not been fully cured within twenty (20) days after such default, then, at such time, without notice, USCC's percentage interest in the Partnership shall automatically and irrevocably be reduced to five percent (5%), and USCMC's percentage interest shall be increased to ninety-five percent (95%). A reduction in percentage interest under this Section shall in no way relieve or release USCC of its obligations hereunder, including any obligations then in default; regardless of any such reduction in percentage interest of USCC, USCC shall continue to be obligated in the same manner and in the same amounts as before the reduction, and USCC shall have no right to the restoration of any such percentage interest reduced under this Section.

                  If USCC is in default under paragraph 5.07(b), (c), or (d); then the cost to the Partnership of providing or obtaining the services set forth in any of those paragraphs shall be a charge against the distributive share of USCC and shall be treated as if said amount had been distributed to USC.

                  Provided that USCC is not in default under this Agreement, the Partnership agrees to repay this loan to USCC in sixty (60) equal monthly installments in the amount of Five Thousand Dollars ($5,000.00) each, without interest, commencing on the later of i) the end of the second year of the Partnership's operations, or ii) ninety (90) days after the date that the cancer care centers as contemplated in this Partnership's agreement with TPMG are completed and have become fully operational and profitable. If USCC is in default or becomes in default under either paragraph 5.07(a) or 5.07(e) of this Agreement, then each monthly payment under this paragraph shall be reduced from $5,000.00 to One Hundred Dollars ($100.00), and the payments shall continue on a monthly basis for as long as necessary until the principal of the loan has been repaid in full.



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


                                   ARTICLE VI
                         SALE OF A PARTNERSHIP INTEREST


                  6.01. Types of Transfers.

                  A Partner may transfer all of such Partner's Partnership interest only as set forth in this Agreement, as follows:

                        (a) To any other Partner for consideration, or to the
                  Partnership;

                        (b) By succession or testamentary disposition on the
                  death of a natural person Partner, subject to the provisions of this Agreement concerning death of a Partner;

                        (c) To a natural person Partner's spouse or children, or
                  to a Living Trust for the benefit of such Partner or of such Partner's spouse or children;

                        (d) To any person or entity after the transferring
                  Partner has first offered the Partnership interest to the Partnership and/or to the other Partner(s) as set forth below.

                  6.02. Sale to Outsider.

                  If a Partner desires to transfer or sell all or any part of such Partner's Partnership interest to any other person under subsection 6.01(d), the selling Partner must disclose the identity of the proposed transferee and satisfy the following conditions:

                        (a) Offer to Partnership. The interest shall first be
                  offered in writing to the Partnership at the price and on the terms on which it is proposed to be transferred or sold ("the price" and "the terms"), and the Partnership shall have a period of thirty (30) days to accept or reject the offer in whole or in part, at the price (prorated, if the offer is accepted in part) and on the terms.

                        (b) Offer to other Partners. If the offer is rejected in
                  part or in whole by the Partnership, the interest or the remaining interest of such Partner proposed to be sold or transferred shall next be offered in writing to the other Partner(s) for a period of twenty (20) days next following the expiration of the thirty (30) day period. Each of the other Partner(s) shall have the right to purchase, on the same terms, a part of the interest of the offering Partner in the proportion that such other Partner's Partnership



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


                  interest bears to the total of the Partnership interests of all of the Partner(s) who wish to participate in the purchase.

                        (c) Sale or transfer to outsider. If none or only a
                  portion of the interest of such Partner proposed to be sold is purchased in accordance with subsections (a) and (b), then the Partner may sell such interest or the remainder of it only to the proposed transferee disclosed to the Partnership and the Partner(s) during the three (3) month period following the expiration of the twenty (20) day period referred to in subsection (b), but at a price no lower than the price (prorated if only a portion), and on terms no more favorable than the terms. After the expiration of the three (3) month period, no portion of the interest shall be sold without first being reoffered to the Partnership and the remaining Partners in accordance with subsections (a) and (b).

                        (d) Non-compliance. Any sale or transfer or purported
                  sale or transfer of any Partnership interest shall be null and void unless made strictly in accordance with the provisions of this Section.

                  6.03. Effect of Transfer of a Partner's Interest.

                  Subject to any restrictions on transfer of a Partner's Partnership interest, if a Partner's interest is sold or transferred, the purchaser, donee, or other successor in interest of all or part of the interest of the Partner shall have all of the rights and privileges of a Partner and shall be a substituted General Partner; provided, however, that such new Partner shall only succeed to such rights and privileges upon such Partner's execution of this Partnership Agreement and any supplement to it, in which such Partner agrees to be bound by the terms and conditions of this Agreement as they may be modified, and the execution of such Partner's spouse, if any, of the spouse's consent in the form attached hereto.

                  6.04. No Assignment or Hypothecation.

                  No Partner may, without the written consent of all of the Partners, pledge or hypothecate or in any manner transfer such Partner's share in the Partnership or in its capital assets or property or enter into any agreement as a result of which any person shall become interested in the Partnership except as otherwise specifically provided herein. Any such purported hypothecation, transfer, or assignment shall be void and shall not give the assignee any interest in the Partnership or in its capital assets, property, or profits or any right whatsoever to any return on investment or any voice whatsoever in the conduct of the business.

                                  ARTICLE VII
      DISPOSITION OF A PARTNERSHIP INTEREST UPON DEATH, MARITAL SEPARATION
                     OR DISSOLUTION OF MARRIAGE OF A PARTNER

                  The Partners acknowledge and agree that all of the Partners are entities other than natural persons, and that the Partners do not anticipate that natural person Partners will be admitted as or become Partners. However, in the event that a natural person becomes a Partner, either through admittance as a new Partner, as a result of the dissolution of a Partner entity or distribution from such Partner entity, other otherwise, the Partners agree that they shall amend this Partnership Agreement to include specific provisions for the disposition of a Partnership interest upon the death, marital separation, or dissolution of marriage of a Partner. The Partners agree that if a natural person is admitted as or otherwise become a Partner, then upon the death of such natural person Partner the other Partner(s) shall have the right to purchase the deceased Partner's Partnership interest at its then fair market value, to be determined by an independent appraisal if necessary.

                                  ARTICLE VIII
                      INSOLVENCY OR BANKRUPTCY OF A PARTNER

                  8.01. Private Debts.

                  Each Partner shall at all times promptly pay and discharge such Partner's separate and private debts and obligations and keep the Partnership property and the other Partners free and harmless from all actions, proceedings, claims, demands and costs relative thereto.

                  8.02. Judgment Creditors.

                  In the event that an application is made by any judgment creditor of any Partner to charge the interest of such Partner under the provisions of Section 16504 of the California Corporations Code or in the event any other legal proceedings or remedies are instituted for the purpose of subjecting any Partner's interest toward the satisfaction of a judgment against such Partner, the other Partners may, at any time before the charging order is made or other process is returnable, elect to pay the amount of such judgment and to purchase the interest of such debtor Partner in the same manner, for the same purchase price, and upon the same terms and conditions provided for in
Section 7.02 hereof, the amount paid against such judgment being applied toward the purchase price; provided, however, that if the amount paid by the other Partners upon such judgment be repaid by the debtor Partner within thirty (30) days after such option is exercised, then such election to purchase shall become void and the debtor Partner's interest in the Partnership shall be deemed reinstated.

                  8.03. Bankruptcy Filing.

                  Upon the filing of a petition in any bankruptcy proceeding by or against any Partner, the remaining Partner(s) shall, at their election, have the option to purchase the interest of such Partner in the Partnership in the same manner, for the same purchase price, and upon the same terms and conditions provided for in Section 6.02 hereof. Such option must be exercised within sixty
(60) days after the filing of any such petition in bankruptcy and the delivery of the consideration which becomes payable pursuant to such exercise of option shall in any event be made within one hundred twenty (120) days after the filing of such petition in bankruptcy.

                                   ARTICLE IX
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

                  9.01. Events that Do Not Cause Dissolution.

                  Except as otherwise provided, dissolution shall not be caused by the withdrawal of a Partner or the admission of a new Partner.

                  9.02. Voluntary Dissolution.

                  The Partnership may be voluntarily dissolved by the Partners upon the unanimous written agreement of all of the Partners.

                  9.03. Winding Up the Partnership.

                  In the event of (i) a voluntary dissolution, or (ii) termination of the Partnership Agreement, the Partnership shall immediately commence to wind up its affairs. The continuing operation of the Partnership business shall be confined to those activities reasonably necessary to wind up the Partnership's affairs, discharge its obligations, sell its property, and distribute the proceeds and any remaining assets.

                  9.04. Profits, Losses, Application of Proceeds.

                  The Partners shall continue to share profits and losses during the period of liquidation in the same proportions as before the dissolution. Proceeds from the liquidation of the Partnership's assets shall be applied as follows: (1) debts of the Partnership other than to the Partners; (2) any loan balances due to the Partners; and (3) payment of Partners' capital accounts.

                  9.05. Gains and Losses on Liquidation, Distribution in Kind.

                  Any gain or loss on disposition of Partnership properties in the process of liquidation shall be credited or charged to the Partners in the proportion of their interests in Partnership profits and losses.

                  9.06. Capital Account Debit Balances.

                  Should any Partner have a debit balance in such Partner's capital account, whether by reason of losses in liquidating Partnership assets or otherwise, said debit balance shall represent an obligation from such Partner to the other Partners, which obligation is to be paid in cash within thirty (30) days after written demand by the other Partners. Should payment not be made within said thirty (30) days, said sum shall bear interest at the rate of twelve percent (12%) per year.

                  9.07. Distribution in Kind.

                  Property may not be distributed in kind in the absence of the consent of the Managing General Partner. Any property distributed in kind in the liquidation shall be valued at its fair market value and the difference between such value and its book value shall be treated as a gain or loss on the sale of the property.

                  9.08. Filing and Recording Statement of Dissolution.

                  Promptly on distribution, a Statement of Dissolution shall be filed with the California Secretary of State under Section 16805 of California Corporations Code or any equivalent successor statute then applicable. In addition, the Managing General Partner, or one or more Non-Managing General Partners representing a majority in interest of the Partners, shall execute and record in the office of the County Recorder in each county where a Statement of Partnership has been recorded, a Statement of Dissolution.

                                   ARTICLE X
                       EXPRESS WAIVER OF PARTITION RIGHTS

                  Each of the Partners expressly waives all rights that such Partner may have, either now or in the future, to a partition of all or any portion of any Partnership real property or personal property. This waiver expressly includes a waiver of all rights to a partition that may arise under
Section 872.730 and Title 10.5 of the California Code of Civil Procedure, and any successor statutes.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.01. Notices.

                  Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of its personal delivery to the party to whom the notice is to be given, or three (3) days after the date of mailing if the noticed is mailed to the party to whom it is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the party at such party's address set forth on the signature page of this Agreement, or any other address that any party may designate by written notice to the other parties.

                  11.02. Further Assurances.

                  Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  11.03. Severability.

                  The performances required by this Agreement are severable. Breach of any obligation under this Agreement shall not constitute a breach of the entire Agreement.

                  11.04. Entire Agreement.

                  This Agreement contains the entire understanding between the parties hereto concerning this subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter or this Agreement, which are not fully expressed herein.

                  11.05. Partial Invalidity.

                  If any of the provisions of this Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

                  11.06. Construction.

                  Whenever used herein, the singular number shall include the plural, the plural number shall include the singular, the female gender shall include the male gender, and the male gender, the female gender.

                  11.07. Governing Law.

                  This Agreement is executed in and shall be governed by the laws of the State of California.

                  11.08. Specific Performance.

                  In addition to any other remedies to which the parties may be entitled, each party hereto shall be entitled to the remedy of specific performance.

                  11.09. Attorneys' Fees.

                  If any dispute arises between the parties regarding any provision hereof or its interpretation, or if any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to all costs and attorneys' fees incurred. If an action is instituted, then such fees and costs may be set by the Court in the same action or in a separate action brought for that purpose, in addition to any other relief to which such party may be entitled.

                  IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above written, in _______________________, Contra Costa County, California.

                  GENERAL PARTNERS:

                  US Cancer Care, Inc.,
                    a Delaware corporation
                  700 Ygnacio Valley Road
                  Suite 300
                  Walnut Creek, California 95696
                  Telephone:  (925) 279-2273
                  Facsimile:

                  By:  /s/ R.W. Padelford
                       -----------------------------
                       Richard Padelford, Vice-
                       President and Chief Operating
                       Officer


                  By:  /s/ Jeffrey Goffman
                       -----------------------------
                       Jeffrey Goffman, Secretary

                  US Cancer Management Corporation,
                    a Delaware corporation
                  700 Ygnacio Valley Road
                  Suite 300
                  Walnut Creek, California 95696
                  Telephone:  (925) 279-2273
                  Facsimile:



                  By:  /s/ W. BRIAN FUERY
                       -----------------------------
                       W. BRIAN FUERY, President
                       and Secretary

                                   EXHIBIT "A"


Name of General Partner    Initial Contribution to Capital    Agreed Value
-----------------------    -------------------------------    ------------

USCMC                                $1,020.00                 $1,020.00

USCC                                    980.00                    980.00
                                     ---------                 ---------
         Total:                      $2,000.00                 $2,000.00
                                     =========                 =========